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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 2000 relating to the financial statements, which appears in hi/fn, inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated October 25, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



                                          /s/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
May 16, 2001